Exhibit 10.7

FORM OF
EXPENSE REIMBURSEMENT AGREEMENT

This Expense Reimbursement Agreement (this “Agreement”) is entered into as of [●], 2022 by and between Dynasty Financial Partners, LLC, a Delaware limited liability company (including any successor, the “Operating Company”) and Dynasty Financial Partners Inc., a Delaware corporation (including any successor, the “Corporation”). Certain capitalized terms used in this Agreement are defined in Section 3.

RECITALS

WHEREAS, in connection with the initial public offering of the Corporation (the “IPO”), the Operating Company and the Corporation desire to enter into this Agreement in order to provide for the payment to or on behalf of the Corporation by the Operating Company of certain costs, fees and expenses as provided herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants contained herein and other consideration, the sufficiency of which is hereby confirmed, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Expenses.

(a)            In consideration of the benefits received by the Operating Company in connection with the IPO and the Transaction Agreements, commencing on the date hereof and continuing for the term of this Agreement as set forth in Section 2, Operating Company will pay to or on behalf of the Corporation any and all (i) reasonable customary costs, fees and expenses related to any public or private offering of shares of the Corporation, in either a registered or an exempt offering pursuant to the Securities Act, including without limitation the IPO, and the registration of the Corporation’s shares on any national securities exchange incurred by the Corporation, including all registration and filing fees, costs, fees and expenses of compliance with securities or blue sky Laws, U.S. Financial Industry Regulatory Authority Inc. fees, exchange listing and ongoing fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Corporation and all independent certified public accountants and other Persons retained by the Corporation, and costs, fees and expenses incurred by the Corporation pursuant to (x) the underwriting agreement used in connection with the public offering (but not including any underwriting discounts or commissions attributable to the sale of shares of Class A Common Stock, $0.01 par value per share (the “Class A Common Stock”), of the Corporation) or (y) the selling agency agreement used in connection with an exempt offering (but not including any selling agents’ discounts or commissions attributable to the sale of shares of the Class A Common Stock); (ii) reasonable customary corporate, securities and administrative costs, fees and expenses incurred by the Corporation from time to time, including fees and disbursements of all investment bankers, financial advisers, legal counsel, audit and accounting fees (including those of the Corporation’s independent registered public accounting firm), tax advisory fees, investor relations fees, consultants, advisors and other Persons retained by the Board of Directors (or equivalent) and costs, fees and expenses associated with the Corporation’s public reporting obligations, including any filings with the Securities and Exchange Commission, filings with and fees associated with listing the shares of Class A Common Stock on any securities exchange or over-the-counter trading market, Secretary of State of the State of Delaware (or any other Governmental Entity), payments or deductibles for insurance policies held by the Corporation (including, without limitation, for D&O insurance), costs associated with stockholder meetings, equity plan administrator fees, and legal and other costs, fees and expenses associated with such corporate housekeeping or administrative matters; (iii) losses, claims, damages, liabilities, costs, fees and expenses incurred in connection with any indemnification or expense advancement required by Law or provided by any organizational document of the Corporation or an indemnification agreement (approved by the Board of Directors (or equivalent)) by and between the Corporation and any director, officer, employee or agent of the Corporation (but only to the extent that all such losses, claims, damages, liabilities, costs, fees and expenses required to be paid by the Corporation, are actually paid); (iv) losses, claims, damages, liabilities, costs, fees and expenses incurred in connection with any indemnification obligations of the Corporation under the Registration Rights Agreement (but only to the extent that all such losses, claims, damages, liabilities, costs, fees and expenses are required to be paid by the Corporation to certain of its stockholders under the Registration Rights Agreement, are actually paid); (v) losses, claims, damages, liabilities, costs, fees and expenses incurred in connection with any indemnification obligations of the Corporation under the Underwriting Agreement (but only to the extent that all such losses, claims, damages, liabilities, costs, fees and expenses are required to be paid by the Corporation to certain of the underwriters under the Underwriting Agreement, are actually paid); (vi) any franchise taxes paid or payable by the Corporation arising solely as a result of the Corporation’s status as a corporation, and any income taxes, if any, paid or payable by the Corporation arising solely as a result of receiving any amounts pursuant to this Agreement, and any other fees, taxes and expenses required to maintain the corporate existence of the Corporation or otherwise imposed upon the Corporation as an entity; (vii) any costs, fees and expenses payable or reimbursable to any members of the Board of Directors (or equivalent) or any committee thereof or any of its wholly-owned subsidiaries in accordance with the terms of any resolutions or policies approved by the Board of Directors; (viii) to the extent paid by the Corporation, any salary, benefits, fees, expenses or other compensation paid to any officers or employees of the Corporation; (ix) reasonable costs, fees and expenses incurred by the Corporation related to other activity as may be required in the ordinary course of business; and (x) any other costs, fees, expenses or similar expenditures reasonably incurred by the Corporation in connection with its being a public company (clauses (i) through (x), collectively, the “Expenses”).

(b)            The Corporation shall submit (or shall cause to be submitted) to the Operating Company (i) a written request or invoice specifying any particular Expenses as and when incurred by the Corporation and/or (ii) a written, intracompany invoice on a monthly basis specifying the Expenses incurred by the Corporation during the preceding calendar month (any written request or invoice specified in clauses (i) or (ii) of this Section 1(b) is referred to as an “Invoice”). If reasonably requested by the Operating Company, the Corporation shall provide documentation evidencing the incurrence of any Expenses. The Operating Company shall pay to such third party or the Corporation by check or wire transfer of immediately available funds to an account specified by such third party and/or the Corporation, respectively, an aggregate amount equal to the aggregate Expenses identified on the applicable Invoice upon the earlier of the date on which such payment is due and payable to the applicable third party or 14 days following the Operating Company’s receipt of such Invoice; provided, however, that the Operating Company shall not be obligated to make any payment of Expenses to such third party or the Corporation unless and until any reasonably requested documentation evidencing the incurrence of Expenses has been provided to the Operating Company. To the extent that, subsequent to the payment of any Expenses by the Operating Company pursuant to any Invoice, all or a portion of any Expense is reimbursed to the Corporation by a third party or is otherwise deemed not to have been incurred by the Corporation, then the Corporation shall immediately return (or shall cause to be returned immediately) such reimbursed or deemed amounts to the Operating Company. The Corporation’s failure to timely provide an Invoice or identify an Expense on an Invoice shall in no way limit any right to payment pursuant to this Agreement for such Expense.

(c)            Notwithstanding anything herein to the contrary, the Operating Company shall have no obligation to make payment for any Expense except in accordance with the procedures set forth in Section 1(b) of this Agreement or in accordance with the procedures set forth in the LLC Agreement.

(d)            For the avoidance of doubt, the Corporation shall use cash it has on hand to pay any Expenses prior to requesting that Operating Company pay such Expenses; provided that this provision does not apply to cash provided by the Operating Company as part of a Distribution (as defined in the LLC Agreement).

2.            Term. This Agreement shall continue in full force and effect until the earlier to occur of (i) 90 days after the date that the Corporation provides written notice of its desire to terminate this Agreement, and (ii) the date of any dissolution or winding up of any of the Corporation or the Operating Company. In the event of a termination of this Agreement, the Operating Company shall pay to the Corporation all unpaid Expenses incurred prior to the date of such termination.

3.            Definitions. For purposes of this agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the Preamble.

“Board of Directors” means the board of directors of the Corporation.

“Chosen Courts” has the meaning set forth in Section 10.

“Corporation” has the meaning set forth in the Preamble.

“Expenses” has the meaning set forth in Section 1(a).

“Governmental Entity” means any federal, state or local court, administrative or regulatory agency or commission or other governmental authority, domestic or foreign (including any applicable stock exchange).

“Invoice” has the meaning set forth in Section 1(b).

“IPO” has the meaning set forth in the Recitals.

“Law” means, any United States, federal, state or local or any foreign law (in each case, statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, statute, regulation, (domestic or foreign), Order or other similar requirement enacted, issued, adopted, promulgated, entered into or applied by a Governmental Entity.

“LLC Agreement” means that certain Third Amended and Restated Limited Liability Company Agreement of Dynasty Financial Partners, LLC, dated as of the date hereof.

“Operating Company” has the meaning set forth in the Preamble.

“Order” means any order, writ, injunction, ruling, decree, judgment, award, injunction, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Entity (in each case, whether temporary, preliminary or permanent).

“Person” means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Registration Rights Agreement” means the Registration Rights Agreement by and among the Corporation, the Operating Company, Dynasty Financial Managers, LLC and the Members named therein, dated as of the date hereof.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect from time to time.

“Transaction Agreements” means, collectively, (i) this Agreement; (ii) the Amended and Restated Certificate of Incorporation of the Corporation; (iii) the LLC Agreement; (iv) the Registration Rights Agreement; and (v) the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement by and among the Corporation, the Operating Company, the representatives named therein, dated as of the date hereof.

4.            Addresses and Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by certified or registered mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 4).

(a)	If to the Corporation, to:

Dynasty Financial Partners Inc.

200 Central Avenue, 15th Floor

St. Petersburg, Florida 33701

Attn: Jonathan Morris, Chief Legal and Governance Officer

E-mail:   jmorris@dynastyfinancialpartners.com

(b)	If to the Operating Company, to:

Dynasty Financial Partners, LLC

200 Central Avenue, 15th Floor

St. Petersburg, Florida 33701

Attn: Jonathan Morris, Chief Legal and Governance Officer

E-mail:   jmorris@dynastyfinancialpartners.com

5.            Amendments and Modifications. Except as otherwise provided herein, no amendment, modification, or variation of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto.

6.            No Waiver. The failure of any party hereto, at any time or times, to require strict performance by the other party hereto of any provision of this Agreement shall not waive, affect or diminish any right of such party thereafter to demand strict compliance and performance herewith. Any suspension or waiver of any provision of this Agreement shall not suspend, waive or affect any other provision of this Agreement whether the same is prior or subsequent thereto. None of the undertakings, agreements and covenants of any party hereto contained in or contemplated by any other provision of this Agreement shall be deemed to have been suspended or waived by any other party hereto, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of such party and directed to any other party hereto specifying such suspension or waiver.

7.            Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of all of the parties and their respective successors and permitted assigns, including, for the avoidance of doubt, any successor or permitted assign of the Corporation or the Operating Company by operation of law. Neither the Corporation nor the Operating Company may assign their obligations under this Agreement. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the parties hereto with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement.

8.            Entire Agreement. This Agreement and the other Transaction Agreements collectively constitute the entire agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof and thereof.

9.            Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under applicable Law, the provisions of this Agreement shall be deemed to be severable but only to the extent consistent with economic and other purposes of this Agreement.

10.            Consent to Jurisdiction. Each party agrees that it shall bring any action, suit, demand or proceeding (including counterclaims) in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby, exclusively in any state or federal court located in the State of Delaware (the “Chosen Courts”), and solely in connection with claims arising under this Agreement or the transactions contemplated hereby (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action, suit, demand or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action, suit, demand or proceeding shall be effective if notice is given in accordance with Section 4.

11.            Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.            Governing Law. This Agreement (and all claims, controversies and causes of action, whether in contract, tort or otherwise) and the rights and obligations of the parties hereunder shall be governed by, and construed, interpreted and enforced in accordance with, the Laws of the State of Delaware.

13.            Counterparts. This Agreement may be executed in multiple counterparts, each of which when so executed and delivered shall be an original, and all of which when taken together shall constitute one and the same instrument.

14.            Interpretation. Any references to an agreement or organizational document herein shall mean such agreement or organizational document, as may be amended, modified and/or supplemented (and/or as any provision thereunder may be waived) from time to time in accordance with its terms.

15.            Headings. The descriptive headings of the several Articles and Sections contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first above written.

CORPORATION:

DYNASTY FINANCIAL PARTNERS INC.

By:
Name:
Title:

OPERATING COMPANY:

DYNASTY FINANCIAL PARTNERS, LLC

By:
Name:
Title:

[Signature Page to Expense Reimbursement Agreement]